UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 28, 2021
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 200,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 28, 2021, Sun Communities Operating Limited Partnership (the “Operating Partnership”), a Michigan limited partnership and subsidiary of Sun Communities, Inc., a Maryland corporation (the “Company”, and, together with the Operating Partnership, the “Obligors”), completed an underwritten public offering (the “Offering”) of $600 million in aggregate principal amount of its 2.700% Notes due 2031 (the “Notes”).

The Operating Partnership intends to use the net proceeds from the offering of approximately $592.4 million after deducting the underwriting discount and estimated expenses related to the Offering payable by the Operating Partnership, to repay borrowings outstanding under its senior credit facility, to fund possible future acquisitions of properties, and for working capital and general corporate purposes.

The Notes are fully and unconditionally guaranteed by the Company. The terms of the Notes are governed by an indenture, dated as of June 28, 2021 (the “Base Indenture”), by and among the Operating Partnership and UMB Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by a First Supplemental Indenture, dated as of June 28, 2021, by and among the Operating Partnership, the Company and the Trustee (the “Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”). The Indenture contains covenants that limit the ability of the Operating Partnership and its subsidiaries to (a) consummate a merger, consolidation or sale of all or substantially all of their assets; and (b) incur secured and unsecured indebtedness. The Indenture also contains covenants regarding (i) provision of financial information, (ii) maintenance of properties, (iii) payment of taxes and other claims, and (iv) insurance.

Pursuant to the Underwriting Agreement among the Obligors and the underwriters named therein (the “Underwriters”) filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2021, the purchase price paid by the Underwriters for the Notes was 98.817% of the principal amount thereof. The Notes are the Operating Partnership’s senior unsecured obligations and rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. The Notes are effectively subordinated in right of payment to: (i) all of the Obligors’ existing and future secured indebtedness; (ii) all existing and future indebtedness and other liabilities, whether secured or unsecured of the Obligors’ subsidiaries; and (iii) all preferred equity not owned by the Obligors, if any, in their respective subsidiaries. Interest on the Notes will accrue at the rate of 2.700% per annum and will be payable semi-annually in arrears on January 15 and July 15, beginning on January 15, 2022. The Notes will mature on July 15, 2031.

The Operating Partnership may, at its option, redeem the Notes, in whole or in part, at any time or from time to time prior to April 15, 2031, at a redemption price equal to the greater of:

•100% of the principal amount of the Notes to be redeemed; or

•A make-whole premium as defined and calculated in accordance with the Indenture;

plus, in each case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

On or after April 15, 2031, the Operating Partnership may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•failure to pay interest on the Notes when due, continued for 30 days;

•failure to pay principal of, or premium, if any, on, the Notes when due;

•failure by the Operating Partnership or the Company for 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of the other agreements of the Operating Partnership or the Company, respectively, in the Indenture with respect to the Notes;

•failure to pay any debt (other than non-recourse debt) (a) of the Operating Partnership, the Company or any subsidiary of the Operating Partnership or the Company and (b) in an outstanding principal amount in excess of $75,000,000, at final maturity or upon acceleration after the expiration of any applicable grace period, which debt is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Operating Partnership from the Trustee (or to the Operating Partnership and the Trustee from holders of at least 25% in principal amount of the outstanding Notes);

•certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or the Company or any significant subsidiary of either the Operating Partnership or the Company or all or substantially all of their respective property; or
•except as permitted by the Indenture, any guarantee of the Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any guarantor of the Notes, or any person acting on their behalf, denies or disaffirms the obligations of a guarantor of the Notes, except, in each case, by reason of the release of such guarantee of the Notes in accordance with provisions of the Indenture.

If an event of default occurs and is continuing, the Trustee or the holders of not less than 25% in principal amount of the Notes outstanding may declare the principal amount of the Notes to be due and payable. Upon such a declaration, such principal amount will become due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs and is continuing, the principal amount of the Notes outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the Notes outstanding may rescind any such acceleration with respect to the Notes and its consequences.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, the Supplemental Indenture and the form of Note, which are filed as Exhibits 4.1, 4.2, and 4.3, respectively, to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.    Description
4.1    Indenture, dated as of June 28, 2021 by and between Sun Communities Operating Limited Partnership and UMB Bank, N.A. as trustee.

4.2    First Supplemental Indenture, dated as of June 28, 2021 by and among Sun Communities Operating Limited Partnership, Sun Communities, Inc., and UMB Bank, N.A. as trustee.

4.3    Form of Global Note for 2.700% Notes due 2031 (included in Exhibit 4.2 above)

5.1    Opinion of Hunton Andrews Kurth LLP

5.2    Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, a professional corporation

5.3    Opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation

23.1    Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1)

23.2    Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, a professional corporation (included in Exhibit 5.2)

23.3    Consent of Jaffe, Raitt, Heuer & Weiss, Professional Corporation (Included in Exhibit 5.3)

104    Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: June 28, 2021	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer